Exhibit 23.2

                             KPMG PEAT MARWICK LLP
                            THREE EMBARCADERO CENTER
                            SAN FRANCISCO, CA 94111


The Board of Directors
Dignity Partners, Inc.:

We consent to incorporation by reference in this registration statement (Dignity Partners, Inc. Stock Option Plan for Non-Employee Directors) on Form S-8 of Dignity Partners, Inc. and into the prospectus related to such registration statement of our report dated March 11, 1996, relating to the consolidated balance sheets of Dignity Partners, Inc. as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K of Dignity Partners, Inc. We also consent to the use of our name in the prospectus related to such registration statement.


                                                     /s/KPMG PEAT MARWICK LLP


San Francisco, California
February 13, 1997